Exhibit 3.1.4

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:41 PM 06/07/2004
FILED 07:12 PM 06/07/2004
SRV 040421700 - 2913302 FILE

CERTIFICATE OF INCORPORATION

OF

GLOBAL CASH ACCESS, INC.

1.                                      The name of the corporation is Global Cash Access, Inc. (the “Corporation”).

2.                                      The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                                      The total number of shares of all classes of stock that the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock with a par value of $0.001 per share.

5.                                      The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

6.                                      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

7.                                      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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8.                                      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.                                      To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 9 does not affect the availability of equitable remedies for breach of fiduciary duties.

10.                               The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Timothy J. Harris	755 Page Mill Road
Palo Alto, CA 94304

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I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 7th day of June, 2004.

/s/ Timothy J. Harris
Timothy J. Harris, Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:42 PM 08/30/2004
FILED 05:26 PM 08/30/2004
SRV 040632316 - 2913302 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.              The name of the corporation (hereinafter called the “corporation”) is Global Cash Access, Inc.

2.              The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.              The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.              The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 23, 2004

/s/ Kirk Sanford
Officer Name:	Kirk Sanford
Title:	President & CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:55 PM 11/09/2004
FILED 09:56 PM 11/09/2004
SRV 040810169 - 2913302 FILE

CERTIFICATE OF MERGER

OF

CCI ACQUISITION, LLC,

a Delaware limited liability company

INTO

GLOBAL CASH ACCESS, INC.,

a Delaware corporation

Pursuant to Section 264(c) of the General Corporation Law of Delaware and Section 18-209 of the Limited Liability Company Act of Delaware, the undersigned corporation executed the following Certificate of Merger:

GLOBAL CASH ACCESS, INC. hereby certifies that:

1.                                      The name and state of domicile of each of the constituent entities of the merger is as follows:

Name	State of Domicile
CCI ACQUISITION, LLC.	Delaware
GLOBAL CASH ACCESS, INC.	Delaware

2.                                      An agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities.

3.                                      The name of the surviving corporation is GLOBAL CASH ACCESS, INC.

4.                                      The certificate of incorporation of GLOBAL CASH ACCESS, INC., shall be the certificate of incorporation of the surviving corporation.

5.                                      The merger shall become effective upon the filing of this Certificate of Merger with the Delaware Secretary of State.

6.                                      The executed agreement of merger is on file at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120, the principal place of business of the surviving corporation.

7.                                      A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

IN WITNESS WHEREOF, Global Cash Access, Inc., has caused this Certificate of Merger to be signed by an authorized officer on this 9th day of November, 2004.

GLOBAL CASH ACCESS, INC.
a Delaware corporation

By:	/s/ Kirk Sanford
Kirk Sanford, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 PM 11/09/2004
FILED 11:01 PM 11/09/2004
SRV 040810186 - 2913302 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GLOBAL CASH ACCESS FINANCE CORPORATION,

a Delaware corporation, (“Subsidiary”)

INTO

GLOBAL CASH ACCESS, INC.,

a Delaware corporation, (“Parent”)

Pursuant to Section 253 of the General Corporation Law of Delaware, the undersigned corporation executed the following Certificate of Ownership and Merger:

Parent, a corporation incorporated on the 7th day of June, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Parent owns all of the outstanding shares of the stock of Subsidiary, a corporation incorporated on the 4th day of February, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND: That Parent, by the following resolution of its Board of Directors duly adopted by the unanimous written consent of its members, filed with the minutes of the Board of Directors, determined to and did merge Subsidiary with into Parent:

NOW, THEREFORE, BE IT RESOLVED, that Subsidiary merge, and it hereby does merge, with and into Parent and Parent hereby assumes all of Subsidiary’s obligations; and

RESOLVED FURTHER, that the merger shall be effective upon filing of a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware General Corporation Law with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the officers of Parent are hereby directed to make and execute a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware General Corporation Law setting forth a copy of the resolutions to merge Subsidiary with and into Parent and for Parent to assume all of Subsidiary’s obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware

RESOLVED FURTHER, that the officers of Parent be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may in any way be necessary or proper to effect such merger.

IN WITNESS WHEREOF, Parent, has caused this Certificate of Merger to be signed by an authorized officer on this 9th day of November, 2004.

GLOBAL CASH ACCESS, INC.

By:	/s/ Kirk Sanford
Kirk Sanford, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:41 AM 06/27/2008
FILED 08:36 AM 06/27/2008
SRV 080736570 - 2913302 FILE

CERTIFICATE OF MERGER

OF

CERTEGY GAMING SERVICES, INC.,

a Minnesota corporation

WITH AND INTO

GLOBAL CASH ACCESS, INC.,

a Delaware corporation

June 27, 2008

Pursuant to Section 252 of the Delaware General Corporations Law (the “DGCL”), the undersigned does hereby certify that:

FIRST: The names of the parties to the merger are Certegy Gaming Services, Inc. (the “Disappearing Corporation”), a Minnesota corporation, and Global Cash Access, Inc. (the “Surviving Corporation”), a Delaware corporation.

SECOND: The surviving corporation shall be Global Cash Access, Inc.

THIRD: The plan of merger (the “Plan of Merger”) has been approved, adopted certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the DGCL.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Plan of Merger is on file at the office of the Surviving Corporation at 3525 East Post Road, Suite 120, Las Vegas, NV 89120.

SIXTH: A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of either constituent corporation;

SEVENTH: The authorized capital stock of the Disappearing Corporation is 1,000 shares of common stock, par value $1.00 per share.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger as of the date first set forth above.

GLOBAL CASH ACCESS, INC.

/s/ Scott Betts
By: Scott Betts
Its: President and CEO

SIGNATURE PAGE OF CERTIFICATE OF MERGER

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:09 PM 07/19/2010
FILED 12:59 PM 07/19/2010
SRV 100751754 - 2913302 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED

AGENT OF A FOREIGN CORPORATION

FIRST:   The name of the corporation (hereinafter called the “corporation”) is GLOBAL CASH ACCESS, INC.

SECOND:    The corporation is incorporated under the laws of the State of NEVADA.

THIRD:     The address of the Registered Agent in the State of Delaware upon whom process against this corporation may be served, is changed to 32 W. LOOCKERMAN STREET, SUITE 201 (street), in the City of DOVER, County of KENT, Zip Code 19904. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is REGISTERED AGENT SOLUTIONS, INC.

FOURTH:   All previous appointments of a registered agent of the corporation within the State of Delaware are hereby revoked.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of July, A.D. 2010.

By:	/s/ Scott H. Betts
Authorized Officer

Name:	Scott H. Betts
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:54 PM 12/28/2011
FILED 07:50 PM 12/28/2011
SRV 111347780 - 2913302 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CASH SYSTEMS, INC.

(a Delaware corporation)

INTO

GLOBAL CASH ACCESS, INC.

(a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of Delaware (the “DGCL”), Global Cash Access, Inc. (“Parent”), a corporation incorporated on the 7th day of June, 2004, pursuant to the provisions of the DGCL,

DOES HEREBY CERTIFY:

FIRST, that Parent owns 100% of the capital stock of Cash Systems, Inc. (“Subsidiary”), a corporation incorporated on the 3rd day of October, 1989, pursuant to the provisions of the DGCL.

SECOND, that Parent, by the following resolutions of its Board of Directors duly adopted without a meeting by the unanimous written consent of its members on the 20th day of December, 2011, approved the merger of Subsidiary with and into Parent, with Parent as the corporation surviving such merger:

WHEREAS, Parent lawfully owns 100% of the outstanding stock of Cash Systems, Inc., a Delaware corporation (“Subsidiary”).

WHEREAS, the Board of Directors of Parent (the “Board”) hereby determines that the preservation of the Subsidiary is no longer desirable in the conduct of the Company and its subsidiaries as a whole.

WHEREAS, the Board deems it to be in the best interest of Parent to merge Subsidiary with and into Parent, with Parent as the surviving corporation (such merger, the “Merger”).

NOW, THEREFORE, BE IT RESOLVED, that Subsidiary merge, and it hereby does merge, with and into Parent, with Parent as the surviving corporation, and Parent hereby assumes all of Subsidiary’s liabilities and obligations.

RESOLVED FURTHER, that the merger shall become effective upon the filing of a Certificate of Ownership and Merger pursuant to

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Section 253 of the Delaware General Corporate Law with the Secretary of State of Delaware.

RESOLVED FURTHER, that Scott H. Betts, President and Chief Executive Officer of Parent (the “Authorized Officer”) be, and he hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Subsidiary with and into Parent and for Parent to assume all liabilities and obligations of Subsidiary, and the date of adoption thereof, and to file the same with the Secretary of State of Delaware.

RESOLVED FURTHER, that the Authorized Officer and the Parent’s other officers each be, and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

* * * *

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IN WITNESS WHEREOF, Parent has caused this certificate to be signed by an authorized officer this 21st day of December, 2011.

GLOBAL CASH ACCESS, INC.

By:	/s/ Scott H. Betts
Scott H. Betts
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:28 PM 12/21/2012
FILED 08:18 PM 12/21/2012
SRV 121383090 - 2913302 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

WESTERN MONEY SYSTEMS

(a Nevada corporation)

INTO

GLOBAL CASH ACCESS, INC.

(a Delaware corporation)

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Global Cash Access, Inc. (the “Corporation”), a corporation originally formed as a limited liability company on the 25th day of June, 1998, pursuant to the provisions of the Limited Liability Company Act of the State of Delaware, and converted into a corporation on the 7th day of June, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of Western Money Systems, a corporation incorporated on the 28th day of August, 1985 A.D., pursuant to the provisions of the Nevada Revised Statutes, and that the Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent as of the 20th day of December, 2012 A.D., determined to and did merge into itself said Western Money Systems, which resolution is in the following words to wit:

WHEREAS, the Corporation lawfully owns 100% of the outstanding stock of Western Money Systems, a corporation organized and existing under the laws of Nevada (the “Subsidiary”), and

WHEREAS, the Corporation desires to merge the Subsidiary into itself, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge the Subsidiary into itself and assumes all of the Subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that an authorized officer of the Corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge the Subsidiary into the Corporation and assume the Subsidiary’s liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County;

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FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger; and

FURTHER RESOLVED, that the effective date and time of this certificate and the merger contemplated herein shall be the 31st day of December, 2012 at 11:59 P.M. PST and neither this certificate nor the merger contemplated herein shall become effective until such date and time.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer this 20th day of December, 2012 A.D.

GLOBAL CASH ACCESS, INC.,
a Delaware corporation

By:	/s/ Scott H. Betts
Name:	Scott H. Betts
Title:	Chief Executive Officer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:33 AM 12/19/2014
FILED 11:33 AM 12/19/2014
SRV 141563413 - 2913302 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MOVIE ESCROW, INC.

(a Delaware corporation)

into

GLOBAL CASH ACCESS, INC.

(a Delaware corporation)

(PURSUANT TO SECTION 253 OF THE

DELAWARE GENERAL CORPORATION LAW)

Global Cash Access, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1.                                      The Company is the owner of one hundred percent (100%) of the outstanding shares of each class of capital stock of Movie Escrow, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary”).

2.                                      The Company, by the following resolutions adopted on December 17, 2014 by the Board of Directors of the Company, hereby merges the Subsidiary into the Company, with the Company as the surviving corporation:

“Approval of Short Form Merger

WHEREAS, the Company is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of each class of stock of the Subsidiary;

WHEREAS, it is deemed to be advisable and in the best interests of the Company and its stockholders that the Company consolidate its operations by merging the Subsidiary with and into the Company (the “Merger”); and

WHEREAS, Section 253 of the Delaware General Corporation Law (the “DGCL”) provides that if a parent corporation owns at least ninety percent (90%) of the outstanding shares of each class of stock of a subsidiary corporation, such subsidiary may be merged with and into the parent corporation upon, among other things, the adoption of an appropriate resolution by the Board of Directors of the parent corporation and the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State.

NOW, THEREFORE, BE IT RESOLVED, that the Merger is approved and that, effective December 19, 2014, the Company shall merge the Subsidiary with and into itself and assume all obligations of the Subsidiary pursuant to Section 253 of the DGCL;

RESOLVED FURTHER, that upon the Merger becoming effective, all issued and outstanding shares of each class of stock of the Subsidiary are cancelled;

RESOLVED FURTHER, that the Certificate of Incorporation and Bylaws of the Company shall not be amended and shall remain the Certificate of Incorporation and Bylaws of the surviving corporation;

RESOLVED FURTHER, that the officers of the Company, and any of them, are each hereby authorized and directed to execute all documents, agreements and other instruments and to take such actions and perform such acts as they may deem necessary or advisable to carry out and perform the purposes of these resolutions; and

RESOLVED FURTHER, that the Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, and by the applicable laws of any other jurisdiction and will cause to be performed all necessary acts within Delaware and in any other applicable jurisdiction necessary and appropriate to effect the Merger.”

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed on this 19th day of December 2014.

GLOBAL CASH ACCESS, INC.,
a Delaware corporation

By:	/s/ Randy L. Taylor
Name:	Randy L. Taylor
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Certificate of Ownership and Merger]

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:14 PM 12/31/2014
FILED 04:59 PM 12/31/2014
SRV 141609995 - 2913302 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

NEWAVE, INC.

INTO

GLOBAL CASH ACCESS, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware (the “DGCL”), Global Cash Access, Inc. (“Parent”), a corporation incorporated on the 25th day of June, 1998, pursuant to the provisions of the DGCL,

DOES HEREBY CERTIFY:

FIRST, that Parent owns 100% of the capital stock of NEWave, Inc. (“Subsidiary”), a corporation incorporated on the 13th day of June 1984, pursuant to the provisions of the Nevada Revised Statutes.

SECOND, that Parent, by the following resolutions of its Board of Directors duly adopted without a meeting by the unanimous written consent of its members on the 31st day of December, 2014, approved the merger of Subsidiary with and into Parent, with Parent as the corporation surviving such merger:

WHEREAS, Parent lawfully owns 100% of the outstanding stock of NEWave, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Subsidiary”);

WHEREAS, the Board of Directors of Parent (the “Board”) hereby determines that the preservation of the Subsidiary is no longer desirable in the conduct of the Parent and its subsidiaries as a whole; and

WHEREAS, the Board deems it to be in the best interests of Parent to merge Subsidiary with and into Parent, with Parent as the surviving corporation (the “Merger”), and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that Subsidiary merge, and it hereby does merge, with and into Parent, with Parent as the surviving corporation, and Parent hereby assumes all of Subsidiary’s liabilities and obligations;

RESOLVED FURTHER, that an authorized officer of the Parent (the “Authorized Officer”), is hereby authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Subsidiary with and into Parent and for Parent to assume all liabilities and obligations of Subsidiary, and the date of adoption thereto, and to file the same with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the Authorized Officers of the Parent be, and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said Merger.

IN WITNESS WHEREOF, Parent has caused this Certificate of Ownership and Merger to be executed by its duly Authorized Officer on December 31, 2014.

By:	/s/ Randy L. Taylor
Randy L. Taylor, Chief Financial Officer

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State of Delaware
Secretary of State
Division of Corporations	CERTIFICATE OF AMENDMENT OF
Delivered 07:55 AM 08/14/2015	CERTIFICATE OF INCORPORATION
FILED 07:55 AM 08/14/2015	OF GLOBAL CASH ACCESS, INC.,
SRV 151171647 - 2913302 FILE	a Delaware corporation

Global Cash Access, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.                                      Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“1.                                The name of the Corporation is Everi Payments Inc.”

2.                                      The foregoing amendment to the Certificate of Incorporation has been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the Delaware General Corporation Law.

3.                                      The foregoing amendment to the Certificate of Incorporation shall be effective on August 24, 2015 and the effective time shall be 12:01 a.m., Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed this 14th day of August, 2015.

GLOBAL CASH ACCESS, INC.

By:	/s/ Juliet A. Lim
Name:	Juliet A. Lim
Title:	Executive Vice President, Payments, and General Counsel